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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

     The registrant is IOS Capital, Inc., a Delaware corporation, whose parent is IKON Office Solutions, Inc. The following sets forth information with respect to IOS Capital, Inc.'s subsidiaries as of December 28, 2000.

                                                                  STATE OR OTHER
                                                                  JURISDICTION OF
                                    % VOTING SECURITIES           INCORPORATION OR
SUBSIDIARY                            OWNED (BY WHOM)               ORGANIZATION
--------------                      -----------------             ----------------
IKON Funding, Inc...............    100% IOS Capital                   Delaware
IKON Funding, LLC...............    100% IOS Capital                   Delaware
IKON Funding-1, LLC.............    100% IOS Capital                   Delaware
IKON Funding-2, LLC.............    100% IOS Capital                   Delaware
IKON Receivables-1, LLC.........    100% IOS Capital                   Delaware
IKON Receivables, LLC...........    100% IKON Receivables-1, LLC       Delaware
IKON Receivables Funding, Inc...    100% IOS Capital                   Delaware